VENTURE AGREEMENT

         THIS AGREEMENT entered into as of the 10th day of November 2000, by and between World Associates, Inc., a publicly traded Nevada corporation, ("World") and Vanguard Space Corporation, a Delaware Corporation ("Vanguard") and David R. Scott, individually, ("DRS") who shall together be referred to hereinafter as the Parties.

                              W I T N E S S E T H:

         WHEREAS, DRS owns all right, title and interest to intellectual property evidenced by certain patents related to the "apparatus and methods for in-space satellite operations", the "Patents". The Patents shall include all current or hereafter created updates, enhancements or additions of any kind. The Patents are more fully described on Exhibit A, that is attached hereto and made a part hereof, and;

         WHEREAS, DRS agrees to transfer all right, title and interest in the Patents to a Nevada corporation to be formed by the Parties and named International Space and Technology, Inc., "IST", and thereafter to contribute or deliver other management, technical expertise and contracts to IST, and;

         WHEREAS, World is a fully reporting OTC Bulletin Board Company, symbol WAIV, with access to the capital markets as a means of obtaining financing for IST, and;

         WHEREAS, World agrees to provide funds to IST which shall be used for the construction of one Remote Cockpit and license to related Patents, and;

         WHEREAS, the Parties agree to exchange shares in their respective companies as a means of reinforcing the mutual commitments,

         NOW, THEREFORE, upon the Closing Date (as hereinafter defined), and upon the terms, subject to the conditions and in reliance on the representations, warranties and covenants set forth herein and for other good and valuable consideration the Parties agree as follows:

                                    ARTICLE 1
                                 THE TRANSACTION

1.1 SALE OF THE PATENTS. DRS hereby agrees to sell and transfer to IST all right, title and interest to the Patents without any limitation and free and clear of any encumbrance in return of a 49% interest in IST.

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

1.2 VOTING RIGHTS: World agrees that DRS shall be entitled to vote two (2%) percent of World's common shares. That agreement shall be evidenced by a simple Voting Agreement between the Parties.

1.3 WORLD FUNDING: World agrees to provide $1.6 Million dollars in return for 51% of the common shares in IST to be used to fund the construction of one Remote Cockpit unit and license of related patents. A first installment of Five Hundred Thousand Dollars shall be due by November 17, 2000 and the balance within 60 days from the date (November 8, 2000). It is agreed that DRS shall hold title to the Patents as security until such time as the funds are received in full by IST. At that time the Patents will be immediately assigned the to IST according to terms herein defined.

1.4 EXCHANGE OF STOCK: World agrees to exchange One Million Shares of its common stock with Vanguard in return for 15% of the issued and outstanding shares of Vanguard.

1.5 EXCLUSIVE LICENSE. The Parties agree that IST shall give Vanguard an exclusive license to the Patents which shall be evidenced by a Patent License Agreement to be attached hereto as EXHIBIT B.

         1.5.1 CONSIDERATION FOR LICENSE: In consideration for the Patent License Agreement IST shall receive contracts from Vanguard related to the area of remote cockpit operations including all aspects of management, training, delivery and operation of hardware and materials for the Remote Cockpit(s) in support of on orbit operations. Initially the contracts shall include the following:

                  a) The "Remote Cockpit Lease and SIRE Operations Management Agreement", attached hereto as EXHIBIT C, shall be to provide support for remote satellite operations including management, training, delivery and operation of hardware and materials for the Remote Cockpit(s). The value of this contract is shall be for One Million Three Hundred Thousand US Dollars.

                  b) " Integration Contract One", shall be to perform integration work to prepare the Propulsion Control Vehicle for its first mission. The value of this contract is expected to be $3.9 Million US.

                  c) "Integration Contract Two", shall be to perform integration work to prepare the Remote Cockpit funded by IST for the first Remote Cockpit Demo Mission.

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

         1.5.2 PERCENTAGE OF INCOME. IST agrees that Vanguard shall receive a Fifty (50%) share of the net income after the preferred return to IST of 15% from management or other contracts IST receives in support of the Remote Cockpit project.

                                    ARTICLE 3
                                   THE CLOSING

3.1 DATE AND PLACE OF CLOSING. The closing under this Agreement, the "Closing", shall take place at the offices of World Associates, Inc. January 9th 2000 at 10:00 A.M., the "Closing Date". The location of the Closing and the Closing Date may be revised by the mutual written agreement of the parties.

3.2 DOCUMENTATION AT CLOSING. At the Closing the Parties shall deliver each to the other such corporate and other documentation as is reasonably required by the Parties respective counsel. Such shall include, but not be limited to corporate resolutions or other documents. World acknowledges receipt of fax of a letter from International Space Brokers, Inc. indicating that insurance should be available for the mission.

                                    ARTICLE 4
               REPRESENTATIONS AND WARRANTIES OF VANGUARD AND DRS

Vanguard DRS hereby represent and warrant to World, as follows:

4.1 PATENTS: Vanguard and DRS individually and collectively represent and warrant to World that DRS is the sole owner possessing all rights, title and interest in and to the Patents without limitation, that there are no liens or other encumbrances of any kind, and finally, that there are no sublicense agreements as of this date. DRS has full authority to enter into this Agreement to sell, transfer and assign the Patents along with all associated rights thereto.

4.2 ORGANIZATION AND STANDING. Vanguard is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.3 CORPORATE AUTHORITY. Vanguard, its Board and Officers have full corporate authority to execute and carry out this Agreement. This Agreement constitutes a valid and binding obligation between Vanguard and World. The transactions contemplated hereby shall be duly authorized and shall not be in violation of the Articles of Incorporation or By-Laws of Vanguard.

4.4 RESTRICTED SECURITIES. Vanguard and DRS acknowledges that shares issued in connection with this Agreement shall be restricted securities and have not been registered under the securities Act of 1933 and 1934, as amended (the "Act"). Vanguard represents and warrants that it is acquiring the Shares for investment and not with a view to the distribution thereof.

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

4.5 PUBLIC COMPANY AFFILIATE: The Parties agree and acknowledge that IST will be required to provide audited financial statements with quarterly reviews to World in a time frame and according to specifications suitable for World to include this information in the SEC filings it is required to make as a fully reporting public company.

                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF WORLD

The World represents and warrants to Vanguard as follows:

5.1 ORGANIZATION AND STANDING. World is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

5.2 CORPORATE AUTHORITY. World, its Board and Officers have full corporate authority to execute and carry out this Agreement. This Agreement constitutes a valid and binding obligation between Vanguard and World. The transactions contemplated hereby shall be duly authorized and shall not be in violation of the Articles of Incorporation or By-Laws of World.

5.3 RESTRICTED SECURITIES. World acknowledges that shares issued in connection with this Agreement shall be restricted securities and have not been registered under the securities Act of 1933 and 1934, as amended (the "Act"). World represents and warrants that it is acquiring the Shares for investment and not with a view to the distribution.

                                    ARTICLE 6
                               GENERAL PROVISIONS

6.1 EXPENSES. Whether or not this Agreement closes, the parties shall pay their own respective expenses, including without limitations, the fees, disbursements and expenses of their attorneys, accountants, and investment advisers, in connection with the negotiation and preparation of this Agreement and the consummation of transactions contemplated by it.

6.2 JURISDICTION. This Agreement shall be governed by the laws of the State of California and venue for any action to enforce, construe or otherwise review this Agreement shall lie in the State of California, Los Angeles County.

6.3 NOTICES: Notices to be given hereunder shall be considered delivered to either of the parties when either hand delivered, telecopied, delivered by courier, or when delivered by registered or certified mail, postage prepaid to the following addresses:

     If to Vanguard                 Vanguard Space Corporation
                                    6033 W. Century Blvd., Suite 400
                                    Los Angeles, CA  90045
                                    Phone:           310-412-8455
                                    Fax:             310-412-8686


     If to World                    World Associates, Inc.
                                    2949 Desert Inn Road, Suite One
                                    Las Vegas, Nevada  89121
                                    Phone:           702-914-6092
                                    Fax:             702-734-1157

Either party may give notice of a change to their address by giving written notification of such to the other party at the above address.

6.4 ENFORCEABILITY: The invalidity or unenforceability of any particular provision of this Agreement will not affect the other provisions hereof. This Agreement will be construed in all respects as if such invalid or unenforceable provisions were omitted.

6.5 ASSIGNMENT: This Agreement is shall not be assigned to any third party without the express written consent of the other party to this Agreement.

6.6 WAIVER AND MODIFICATION. This Agreement may not be amended, modified, superseded, or canceled, and none of the terms, covenants, representations, warranties, or conditions may be waived, except by all the parties hereto, or in the case of a waiver, by the party or parties waiving compliance. The failure of any party at any time or times to require strict performance of any provision hereof shall not in any manner affect the right of such party at a later time to enforce the same.

6.7 SUCCESSORS IN INTEREST. This Agreement shall be binding upon and inure to the benefit of the heirs, distribute, legatees, beneficiaries, successors, assigns, and transferees of the parties.

6.8 OTHER DOCUMENTS. The Exhibits attached to this Agreement and the documents and instruments delivered at the time or prior to execution of this Agreement and delivered on or prior to the Closing Date are expressly made a part of this Agreement as fully as though completely set forth in it.

6.9 SEVERABILITY. If any part, term, provision, paragraph, or section of this Agreement is held to be illegal or in conflict with state or federal law, the remaining portions, provisions, and sections shall continue in full force and effect.

6.10 CAPTIONS. The respective captions of the sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not be deemed to modify or otherwise affect in any respect any of the provisions of this Agreement.

6.11 COUNTERPARTS AND FACSIMILE. This Agreement may be signed in one or more counterparts, each of which will be deemed an original and all of which together shall constitute an agreement. Facsimile signatures shall be deemed original signatures for the purpose of execution of this Agreement.

6.12 DISPUTES. In the event of a dispute arising out of the enforcement of this Agreement, the parties agree as follows:

         6.12.1 PREVAILING PARTY. The prevailing party shall be entitled to recover reasonable attorney's fees, together with court or other costs expended from the non-prevailing party in an action at trial, arbitration or upon appeal.

         6.12.2 ARBITRATION: Any controversy or claim arising out of or relating to this contract, or the breach thereof, except only for requests for injunctive or other equitable relief, or for any other cause whatsoever, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in the records any court having jurisdiction thereof.

         Any judicial action filed, except only requests for injunctive or other equitable relief, other than before the American Arbitration Association, shall immediately be dismissed and thereafter referred to the American Arbitration Association staff. Any cost associated with such filing shall be paid by the party responsible for the filing.

6.13 FURTHER ACTION. The parties hereto agree to take such actions and provide such additional information and/or documentation as may be necessary or appropriate to carry out the intent and accomplish the matters set forth herein.

     IN WITNESS WHEREOF, the Parties hereunto have set their hand and seal as of last date shown below.

     Vanguard Space Corporation, a Delaware corporation
     David Scott,  President

     /S/ David Scott
     __________________________  date  Nov 12, 2000
     signature:

     David R. Scott, individually

     /S/ David Scott
     __________________________  date  Nov 12, 2000
     signature:



     World Associates, Inc., a Nevada corporation

     Randall Prouty, President

     /S/ Randall Prouty
     __________________________  date  Nov 12, 2000
     signature:

                              SCHEDULE OF EXHIBITS



1.       Exhibit A            Patents

2.       Exhibit B            Patents License Agreement

3.       Exhibit C            Remote Cockpit Lease and
                              SIRE Operations Management Agreement

4.       Exhibit D            Letter From International Space Brokers regarding
                              Insurance Coverage

                                    EXHIBIT A
                                     PATENTS


     United States Patent 6,017,000
     David Scott
     January 25, 2000
     Apparatus and methods for in-space satellite operations Web Reference as follows:
     http://164.195.100.11/netacgi/nph-
     ----------------------------------
     Parser?Sect1=PTO1&Sect2=HITOFF&d=PALL&p=1&u=/netahtml/srchnum.htm&r=1&f=G&l
     ---------------------------------------------------------------------------
     =50&s1='6017000'.WKU.&OS=PN/6017000&RS=PN/6017000
     -------------------------------------------------

     United States Patent 5,806,802
     David Scott
     September 15, 1998
     Apparatus and methods for in-space satellite operations Web Reference as follows:
     http://164.195.100.11/netacgi/nph-
     ----------------------------------
     Parser?Sect1=PTO2&Sect2=HITOFF&u=/netahtml/search-adv.htm&r=3&f=G&l=50&d=
     -------------------------------------------------------------------------
     PALL&p=1&S1=5806802&OS=5806802&RS=5806802
     -----------------------------------------

     United States Patent 5,803,407
     David Scott
     September 8, 1998
     Apparatus and methods for in-space satellite operations Web Reference as follows:
     http://164.195.100.11/netacgi/nph-
     ----------------------------------
     Parser?Sect1=PTO2&Sect2=HITOFF&u=/netahtml/search-adv.htm&r=2&f=G&l=50&d=
     -------------------------------------------------------------------------
     PALL&p=1&S1=5803407&OS=5803407&RS=5803407
     -----------------------------------------

     European Patent 0684920, 30.08.2000
     David Scott
     Methods for In-Space Satellite Operations
         Claim 4 "proximity operations of the extension spacecraft and the target satellite are controlled remotely from a remote cockpit, comprising..."

                                    EXHIBIT B

                            PATENTS LICENSE AGREEMENT

                                    EXHIBIT C


                              REMOTE COCKPIT LEASE
                                       AND
                      SIRE OPERATIONS MANAGEMENT AGREEMENT

                                    EXHIBIT D

                LETTER FROM INTERNATIONAL SPACE BROKERS REGARDING
                               INSURANCE COVERAGE